EXHIBIT 99.1

                               Press Release

Todays date: December 5, 2003                Contact: Bill W. Taylor
Release date: December 5, 2003               Executive Vice President, C.F.O.
                                             (903) 586-9861



         Jacksonville Bancorp, Inc. Announces Results of
                 Special Meeting of Stockholders

     Jacksonville, Texas, December 5, 2003 - Jacksonville Bancorp, Inc. (NASDAQ:JXVL) the holding company of Jacksonville Savings Bank, SSB, of Jacksonville, Texas, today reported the results of a special meeting of shareholders called to consider and vote upon the proposed acquisition of Jacksonville Bancorp, Inc., by Franklin Bank Corp.

     Jerry Chancellor, President and CEO stated, "I am pleased to report that at our special meeting of stockholders today, our acquisition by Franklin Bank Corp was approved."

     Jacksonville Bancorp, Inc. entered into an Agreement and Plan of Merger with Franklin Bank Corp., dated as of August 12, 2003, which provides for the acquisition of Jacksonville Bancorp by Franklin. The parties presently anticipate that the merger will be consummated during the quarter ending December 31, 2003. If the merger is consummated, Jacksonville Bancorp does not anticipate holding its 2004 annual meeting.

     Jacksonville Bancorp, Inc.'s wholly-owned subsidiary, Jacksonville Savings Bank, SSB, operates from its headquarters in Jacksonville, Texas, and through its eight branch, East Texas office network in Tyler (2), Longview
(2), Palestine,  Athens, Rusk and Carthage.